United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: May 17, 2022
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03    Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.
On May 17, 2022, following approval by the stockholders of Realty Income Corporation (the “Company”) at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”), the Company filed Articles of Amendment, which amended the Company’s charter, to increase the number of authorized shares of the Company’s common stock to 1,300,000,000 (the “Charter Amendment”). On May 17, 2022, the Charter Amendment took effect upon its filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland. The Charter Amendment is attached as Exhibit 3.1 and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
(a) On May 17, 2022, the Company held the Annual Meeting. As of the close of business on March 11, 2022, the record date for the Annual Meeting, there were 597,901,034 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.
(b) The results of the matters voted upon at the Annual Meeting were as follows:
Proposal 1 considered at the Annual Meeting was the election of 11 director nominees, with each to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.
All of management’s nominees for directors as listed in the proxy statement were elected with the following share vote:

	Voted For	Voted Against	Abstentions	Broker Non-Votes
Priscilla Almodovar	428,067,890	2,360,122	1,243,448	79,169,607
Jacqueline Brady	427,010,543	3,455,780	1,205,137	79,169,607
A. Larry Chapman	424,875,020	5,525,778	1,270,662	79,169,607
Reginald H. Gilyard	385,239,600	45,140,106	1,291,754	79,169,607
Mary Hogan Preusse	379,322,048	51,121,567	1,227,845	79,169,607
Priya Cherian Huskins	412,932,405	17,501,827	1,237,228	79,169,607
Gerardo I. Lopez	385,642,797	44,737,143	1,291,520	79,169,607
Michael D. McKee	380,380,217	50,019,591	1,271,652	79,169,607
Gregory T. McLaughlin	414,674,812	15,692,140	1,304,508	79,169,607
Ronald L. Merriman	406,830,334	23,560,911	1,280,215	79,169,607
Sumit Roy	426,628,597	3,756,518	1,286,345	79,169,607
Proposal 2 considered at the Annual Meeting was the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.  This proposal was approved, with 492,298,257 shares voted for, 17,773,498 shares voted against, and 769,312 shares representing abstentions. No broker non-votes resulted from the vote on this proposal.
Proposal 3 considered at the Annual Meeting was the approval, on an advisory basis, of the compensation of the Company’s named executive officers. This proposal was approved, with 398,168,258 shares voted for, 31,843,644 shares voted against, 1,659,558 shares representing abstentions and 79,169,607 shares representing broker non-votes.
Proposal 4 considered at the Annual Meeting was the amendment of the charter to increase the number of authorized shares of common stock. This proposal was approved, with 482,222,039 shares voted for, 26,489,814 shares voted against, and 2,129,214 shares representing abstentions. No broker non-votes resulted from the vote on this proposal.
(c) Not applicable
(d) Not applicable

Item 9.01         Financial Statements and Exhibits
(d)  Exhibits
3.1   Articles of Amendment, dated May 17, 2022, of Realty Income Corporation.
104 The Form 8-K cover page, formatted in Inline Extensible Business Reporting Language and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2022	REALTY INCOME CORPORATION

	By:	/s/ MICHELLE BUSHORE
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary